Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-289133) on Form S-8 of our report dated March 5, 2026, with respect to the consolidated financial statements of Ambiq Micro, Inc.

/s/ KPMG LLP

Austin, Texas
March 5, 2026